Exhibit 99.1

FOR IMMEDIATE RELEASE

XPERI HOLDING CORPORATION announces SECOND quarter 2022 Results

Company achieved significant milestones on growth strategy

Tax free separation into two companies expected in the fall

San Jose, Calif. (August 8, 2022) – Xperi Holding Corporation (NASDAQ: XPER) (the “Company”, “Xperi” or “we”) today announced financial results for the second quarter ended June 30, 2022.

“We are excited with the progress we made against our strategic initiatives across the business,” said Jon Kirchner, chief executive officer of Xperi. “During the quarter, we signed key license agreements in our IP business and appointed Paul Davis as president of Adeia. In our Product business, we saw accelerating engagement and design wins in automotive, signed our first TV customer for TiVo OS, and further advanced our TV OS market position with the acquisition of Vewd. With its leading European media platform, Vewd gives Xperi access to an installed footprint of approximately 15 million devices that can be enabled for monetization and advances our growth strategy in the TV space as we prepare for separation and operation as a stand-alone product company.”

“Our IP business had a strong second quarter, highlighted by the signing of a long-term renewal with a leading consumer electronics and OTT service provider for both our media and semiconductor IP portfolios. The transaction demonstrates the strength of our combined IP business and the increasing relevance of our portfolio beyond traditional Pay-TV” said Paul Davis, president of Adeia. “We are also thrilled to have Keith Jones join as Adeia’s chief financial officer. Keith’s industry knowledge, expertise, and leadership are a great fit for Adeia. The expansion of the management team and the strong business momentum in the first half position Adeia well for the upcoming separation this fall.”

Second Quarter 2022 Financial Highlights:

•
Revenue of $234.0 million for the quarter, increased 5% compared to $222.3 million for the second quarter of 2021
o
IP licensing revenue of $107.8 million
o
Product revenue of $126.2 million
•
GAAP earnings per share of ($0.05) and non-GAAP earnings per share of $0.52
•
Cash Flow from Operations was $40.8 million

Second Quarter 2022 Business and Recent Operating Highlights:

IP Licensing Business

•
Signed a significant long-term renewal with a leading consumer electronics and OTT service provider
•
Signed a technology license agreement with SkyWater Technology for access to Adeia’s ZiBond® direct bonding and DBI® hybrid bonding technology to enhance next generation devices for commercial and government applications
•
Appointed Paul Davis as president and Keith Jones as chief financial officer of Adeia

Product Business

•
Signed first TV OEM customer for TiVo OS, our embedded operating system and media platform for SmartTVs, with expected 2023 product launch; confirms growth thesis for TiVo OS
•
Acquired Vewd Software Holdings Limited, strengthening our market position and core offering as a leading independent streaming media platform
•
Won a global program with a major European car manufacturer across all vehicle platforms for our single camera OMS in-car safety feature, expected to launch in 2025
•
Resolved a longstanding contract dispute through a multi-year agreement with a significant mobile imaging customer, reaffirming the value of our imaging technology and favorably impacting revenue in the quarter
•
Renewed a multi-year license with TCL, expanding deployment of DTS:X and IMAX Enhanced

•
Grew IMAX Enhanced presence on Disney+ with the release of Dr. Strange and the Multiverse in June; additional titles coming this fall including Lightyear, the first IMAX Enhanced animated film

Capital Allocation

On June 21, 2022, the Company distributed $5.2 million to stockholders of record on May 31, 2022, for a quarterly cash dividend of $0.05 per share of common stock.

On July 29, 2022, the Board of Directors declared a dividend of $0.05 per share, payable on September 19, 2022, to stockholders of record on August 29, 2022.

Financial Outlook

Primarily to reflect the recent acquisition of Vewd, the Company is updating its full year 2022 outlook. Specifically, the Company is increasing the low end of the revenue range, increasing operating expenses, and lowering the high end of the operating cash flow range. The Company is also adjusting its interest expense and cash tax outlook. Updated guidance numbers are shown in the table below.

Category (in millions)	Prior GAAP Outlook	Updated GAAP Outlook	Prior Non-GAAP Outlook	Updated Non-GAAP Outlook
Revenue	$920 -- 960	$930 -- 960	$920 -- 960	$930 -- 960
Cost of revenue, excluding depreciation and amortization of intangible assets	$120 -- 130	$120 -- 130	$120 -- 130	$120 -- 130
Adjusted Operating Expenses[1]	$725 -- 755	$755 -- 775	$490 -- 520	$510 -- 530
Total Operating Expenses[2]	$845 -- 885	$875 -- 905	$610 -- 650	$630 -- 660
Interest Expense	~ $36	~ $44	~ $36	~ $44
Other Income	~ $3	~ $3	~ $3	~ $3
Cash Tax	$33 -- 35	$30 -- 33	$33 -- 35	$30 -- 33
Basic Shares Outstanding	105	105	105	105
Diluted Shares Outstanding[2]	107	107	113	113
Operating Cash Flow	$210 -- 240	$210 -- 230	$210 -- 240	$210 -- 230

1Defined as total operating expenses less cost of revenue, excluding depreciation and amortization of intangible assets. See tables for reconciliation of GAAP to Non-GAAP differences.

2See tables for reconciliation of GAAP to Non-GAAP differences.

Change in Non-GAAP EPS Calculation

Beginning this quarter, to conform more closely with standard practices for non-GAAP measures, the Company will no longer use cash tax to calculate non-GAAP EPS. Instead, the Company will adjust GAAP income tax to reflect the net direct and indirect income tax effects of the various non-GAAP pretax adjustments. Non-GAAP tax for the remainder of fiscal year 2022 is estimated to be approximately 13% of non-GAAP profit before tax.

Conference Call Information

The Company will hold its second quarter 2022 earnings conference call at 2:00 PM Pacific Time (5:00 PM Eastern Time) on Monday, August 8, 2022. To access the call in the U.S., please dial 888-394-8218, and for international callers, dial +1 646-828-8193. The conference ID is 9128537. All participants should dial in 15 minutes prior to the start of the conference call and can use the conference ID to access the call. The Company also suggests utilizing the webcast link to access the call at Q2 Earnings Call Webcast.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company’s financial results, forecasts, business outlook, the anticipated business separation timing, and the expected launch dates of TiVo OS and single camera OMS in-car safety feature. In this context, forward-looking statements often address expected future business, financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenue, cost savings, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business strategies, and expansion and growth of the Company’s businesses; the Company’s ability to implement its business strategy; pricing trends, including the Company’s ability to achieve economies of scale; the ability of the Company to retain and hire key personnel; uncertainty as to the long-term value of the Company’s common stock; legislative, regulatory and economic developments affecting the Company’s business; general economic and market developments and conditions; the evolving legal, regulatory and tax regimes under which the Company operates; unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, including Russia’s invasion of Ukraine, and natural disasters; the extent to which the COVID-19 pandemic continues to have an adverse impact on our business, results of operations, and financial condition will depend on future developments, including measures taken in response to the pandemic, which are highly uncertain and cannot be predicted; the impact of supply chain constraints on our customers; and the planned separation of the Company’s IP and Product businesses. These risks, as well as other risks associated with the business, are more fully discussed in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K. While the list of factors presented here is, and the list of factors presented in the Company’s filings with the SEC are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s consolidated financial condition, results of operations, liquidity or trading price of common stock. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

About Xperi Holding Corporation

Xperi invents, develops, and delivers technologies that enable extraordinary experiences. Xperi technologies, delivered via its brands (Adeia, DTS, HD Radio, IMAX Enhanced, TiVo), and by its startup, Perceive, make entertainment more entertaining, and smart devices smarter. Xperi technologies are integrated into billions of consumer devices, media platforms, and semiconductors worldwide, driving increased value for partners, customers and consumers.

Xperi, Adeia, DTS, IMAX Enhanced, HD Radio, Perceive, TiVo and their respective logos are trademarks or registered trademarks of affiliated companies of Xperi Holding Corporation in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for either one-time or ongoing non-cash acquired intangibles amortization charges; costs related to actual or planned business combinations including transaction fees, integration costs, severance, facility closures, and retention bonuses; separation costs; all forms of stock-based compensation; loss on debt extinguishment; expensed debt refinancing costs and related tax effects. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business and financial performance and provide a better understanding of our core operating results reflecting our normal business operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as non-GAAP Operating Expenses, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures in the tables attached hereto. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of the Company’s reported and forecasted GAAP to non-GAAP financial metrics.

Xperi Investor Contact:

Jill Koval, Arbor Advisory Group

+1 203-832-4449

ir@xperi.com

Media Contact:

Amy Brennan, Senior Director, Corporate Communications

+1 949-518-6846

amy.brennan@xperi.com

– Tables Follow –

SOURCE: XPERI HOLDING CORP

XPER-E

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XPERI HOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

Revenue	$234,018	$222,272	$491,438	$443,868
Operating expenses:
Cost of revenue, excluding depreciation and amortization of intangible assets	27,074	26,884	54,771	55,014
Research, development and other related costs	62,145	54,408	121,515	109,603
Selling, general and administrative	72,116	67,668	142,562	135,128
Depreciation expense	5,505	5,514	11,371	11,198
Amortization expense	39,166	52,242	78,485	104,437
Litigation expense	3,161	2,302	4,914	4,835
Total operating expenses	209,167	209,018	413,618	420,215
Operating income	24,851	13,254	77,820	23,653
Interest expense	(9,440)	(10,555)	(17,868)	(21,868)
Other income, net	254	564	1,221	1,989
Loss on debt extinguishment	—	(8,012)	—	(8,012)
Income (loss) before taxes	15,665	(4,749)	61,173	(4,238)
Provision for (benefit from) income taxes	22,138	(2,876)	43,670	(6,891)
Net income (loss)	$(6,473)	$(1,873)	$17,503	$2,653
Less: net loss attributable to noncontrolling interest	(848)	(755)	(1,816)	(1,516)
Net income (loss) attributable to the Company	$(5,625)	$(1,118)	$19,319	$4,169
Income (loss) per share attributable to the Company:
Basic	$(0.05)	$(0.01)	$0.19	$0.04
Diluted	$(0.05)	$(0.01)	$0.18	$0.04

Weighted average number of shares used in per share calculations-basic	104,001	104,906	103,841	104,923
Weighted average number of shares used in per share calculations-diluted	104,001	104,906	105,362	107,667

XPERI HOLDING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$275,319	$201,121
Available-for-sale debt securities	10,495	60,534
Accounts receivable, net	128,979	143,683
Unbilled contracts receivable, net	121,704	77,677
Other current assets	41,258	36,459
Total current assets	577,755	519,474
Long-term unbilled contracts receivable	43,021	4,107
Property and equipment, net	58,096	60,974
Operating lease right-of-use assets	62,149	68,498
Intangible assets, net	739,354	817,916
Goodwill	850,100	851,088
Other long-term assets	150,826	147,965
Total assets	$2,481,301	$2,470,022
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$14,679	$7,811
Accrued liabilities	116,007	110,705
Current portion of long-term debt, net	36,210	36,095
Deferred revenue	44,003	35,136
Total current liabilities	210,899	189,747
Deferred revenue, less current portion	32,153	37,107
Long-term deferred tax liabilities	18,227	19,848
Long-term debt, net	711,259	729,392
Noncurrent operating lease liabilities	48,452	54,658
Other long-term liabilities	104,086	98,842
Total liabilities	1,125,076	1,129,594
Commitments and contingencies
Company stockholders’ equity:
Preferred stock	—	—
Common stock	116	113
Additional paid-in capital	1,380,814	1,340,480
Treasury stock at cost	(206,757)	(178,022)
Accumulated other comprehensive loss	(3,648)	(752)
Retained earnings	196,715	187,814
Total Company stockholders’ equity	1,367,240	1,349,633
Noncontrolling interest	(11,015)	(9,205)
Total equity	1,356,225	1,340,428
Total liabilities and equity	$2,481,301	$2,470,022

XPERI HOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended
	June 30, 2022	June 30, 2021
Cash flows from operating activities:
Net income	$17,503	$2,653
Adjustments to reconcile net income to net cash from operating activities:
Depreciation of property and equipment	11,371	11,198
Amortization of intangible assets	78,485	104,437
Stock-based compensation expense	32,284	28,054
Deferred income taxes	(1,641)	(1,796)
Loss on debt extinguishment	—	8,012
Other	3,148	8,289
Changes in operating assets and liabilities:
Accounts receivable	14,820	(9,260)
Unbilled contracts receivable	(82,767)	5,978
Other assets	(1,291)	(24,096)
Accounts payable	6,868	1,307
Accrued and other liabilities	4,340	(44,096)
Deferred revenue	3,913	(7,701)
Net cash from operating activities	87,033	82,979
Cash flows from investing activities:
Purchases of property and equipment	(8,870)	(4,858)
Proceeds from sale of property and equipment	86	19
Net cash paid for acquisitions	—	(17,400)
Purchases of intangible assets	(233)	(92)
Purchases of short-term investments	(4,490)	(45,755)
Proceeds from sales of investments	28,254	44,321
Proceeds from maturities of investments	26,053	17,550
Net cash from investing activities	40,800	(6,215)
Cash flows from financing activities:
Dividends paid	(10,418)	(10,514)
Repayment of debt	(20,250)	(63,750)
Proceeds from debt, net of debt discount and issuance costs	—	(6,843)
Proceeds from employee stock purchase program and exercise of stock options	8,059	7,247
Repurchases of common stock	(28,735)	(43,324)
Net cash from financing activities	(51,344)	(117,184)
Effect of exchange rate changes on cash and cash equivalents	(2,291)	(808)
Net increase (decrease) in cash and cash equivalents	74,198	(41,228)
Cash and cash equivalents at beginning of period	201,121	170,188
Cash and cash equivalents at end of period	$275,319	$128,960
Supplemental disclosure of cash flow information:
Interest paid	$15,590	$17,677
Income taxes paid, net of refunds	$13,400	$14,909

XPERI HOLDING CORPORATION

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands, except per share amounts)

(unaudited)

Net income attributable to the Company:
Three Months Ended
June 30, 2022

GAAP net loss attributable to the Company	$(5,625)

Adjustments to GAAP net loss attributable to the Company:
Stock-based compensation expense:
Cost of revenue	773
Research, development and other	6,074
Selling, general and administrative	8,634
Amortization expense	39,166
Merger and integration-related costs:
Transaction and other related costs recorded in selling, general and administrative	1,873
Severance and retention recorded in cost of revenue, excluding depreciation and amortization of intangible assets	(38)
Severance and retention recorded in research, development and other	(178)
Severance and retention recorded in selling, general and administrative	(63)
Separation costs recorded in selling, general and administrative	3,032
Non-GAAP tax adjustment (1)	5,800
Non-GAAP net income attributable to the Company	$59,448

Diluted earnings per share attributable to the Company:
Three Months Ended
June 30, 2022

GAAP diluted loss per share attributable to the Company	$(0.05)

Adjustments to GAAP diluted loss per share attributable to the Company:
Stock-based compensation expense	0.15
Amortization expense	0.38
Merger and integration-related costs	0.01
Separation costs	0.03
Difference in shares used in the calculation	(0.05)
Non-GAAP tax adjustment	0.05
Non-GAAP diluted earnings per share attributable to the Company	0.52

GAAP weighted average number of shares-diluted	104,001
Non-GAAP adjustment (2)	9,759
Non-GAAP weighted average number of shares-diluted	113,760

(1) The provision for income taxes is adjusted to reflect the net direct and indirect income tax effects of the various non-GAAP pretax adjustments.

(2) The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

XPERI HOLDING CORPORATION

RECONCILIATION FOR GUIDANCE ON

GAAP TO NON-GAAP ADJUSTED OPERATING EXPENSES

(in millions)

(unaudited)

	Twelve Months Ended
	December 31, 2022
	Low	High

GAAP adjusted operating expense	$755.0	$775.0
Stock-based compensation -- R&D	(27.0)	(27.0)
Stock-based compensation -- SG&A	(40.0)	(40.0)
Merger, integration and separation-related expense -- SG&A	(22.0)	(22.0)
Amortization expense	(156.0)	(156.0)
Total of non-GAAP adjustments	(245.0)	(245.0)
Non-GAAP adjusted operating expense	$510.0	$530.0

XPERI HOLDING CORPORATION

RECONCILIATION FOR GUIDANCE ON

GAAP TO NON-GAAP TOTAL OPERATING EXPENSES

(in millions)

(unaudited)

	Twelve Months Ended
	December 31, 2022
	Low	High

GAAP total operating expenses	$875.0	$905.0
Stock-based compensation -- R&D	(27.0)	(27.0)
Stock-based compensation -- SG&A	(40.0)	(40.0)
Merger, integration and separation-related expense -- SG&A	(22.0)	(22.0)
Amortization expense	(156.0)	(156.0)
Total of non-GAAP adjustments	(245.0)	(245.0)
Non-GAAP total operating expenses	$630.0	$660.0